Exhibit 10.4

SUBLEASE

This Sublease (the “Sublease”) is made as of June 28, 2007 by and between PANACOS PHARMACEUTICALS, INC., a Delaware corporation (“Landlord”), and WOLFE LABORATORIES, INCORPORATED, a Massachusetts corporation (“Subtenant”).

WITNESSETH:

WHEREAS, by Lease dated August 4, 1999 between Coolidge Partners L.L.C. (“Overlandlord”) as lessor thereunder, and Pentose Pharmaceuticals, Inc., Landlord’s predecessor-in-interest, as lessee thereunder (the “Original Lease”), as amended by First Amendment dated November 5, 1999 (the “First Amendment”; the Original Lease as amended by the First Amendment is referred to as the “Overlease”), redacted copies of which are attached as Exhibit A hereto, Overlandlord leased to Landlord the Land and the Building known as 134 Coolidge Avenue, Watertown, MA (defined in the Overlease as the “Premises”) as more particularly described in the Overlease; and

WHEREAS, Subtenant desires to sublease from Landlord and Landlord desires to sublease to Subtenant, a portion of the Building consisting of the entire second (2nd) floor as identified on Exhibit B attached hereto (hereinafter referred to as the “Subleased Premises”), which Subleased Premises, notwithstanding anything to the contrary contained in the Overlease, are agreed to consist of 21,461 rentable square feet of space.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEMISE OF SUBLEASED PREMISES. Landlord hereby demises and subleases to Subtenant, and Subtenant hereby hires and takes from Landlord, the Subleased Premises for the term and upon the conditions hereinafter set forth. Subtenant shall have the right to use, in common with Landlord, the common areas and facilities of the Building and Land, including, without limitation, a loading dock and Subtenant’s Building Share (as hereinafter defined) of the parking spaces available under the Overlease.

2. TERM.

(a) The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) that is the later to occur of (i) the day on which Overlandlord shall have consented to this Sublease in accordance with Section 15 hereof, or (ii) the day on which Landlord shall have delivered the entire Subleased Premises to Subtenant.

(b) The Term shall end on February 28, 2010 (the “Expiration Date”) or shall end on such earlier date upon which such term may expire or be terminated pursuant to the provisions hereof or pursuant to law.

3. SUBORDINATION TO AND INCORPORATION OF THE OVERLEASE.

(a) This Sublease is in all respects subject and subordinate to the terms and conditions of the Overlease and to the matters to which the Overlease, including any amendments thereto, is or shall be subordinate. Subtenant agrees that Subtenant has reviewed and is familiar with the Overlease, and will not do or suffer or permit anything to be done which would result in a default or breach (whether or not subject to notice or grace periods) on the part of Landlord under the Overlease or cause the Overlease to be terminated. If, however, the Overlease is terminated prior to its scheduled expiration, for any reason whatever, this Sublease shall likewise terminate, without further notice. Such termination shall be without further obligation or liability on the part of Landlord unless such termination (a) shall have arisen out of a default under the Overlease by Landlord not arising out of a default by Subtenant hereunder, or (b) shall have been effected by Landlord in violation of Section 21.F. hereof. Such termination shall be without further obligation or liability on the part of Subtenant unless such termination shall have arisen out of a default by Subtenant hereunder.

(b) Except as otherwise expressly provided in this Sublease, the terms, covenants, conditions, rights, obligations, remedies and agreements of the Overlease are incorporated into this Sublease by reference and made a part hereof as if fully set forth herein and shall constitute the terms of this Sublease, mutatis mutandis, Landlord being substituted for “Landlord” thereunder and Subtenant being substituted for “Tenant” thereunder, except to the extent that such terms do not relate to the Subleased Premises or are inapplicable to, or specifically inconsistent with, the terms of this Sublease, it being understood and agreed that Landlord will not be acting as, or assuming any of the responsibilities of, Overlandlord, and all references in the Overlease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to be references to Overlandlord and not to Landlord. Neither the incorporation of the Overlease into this Sublease nor any other provision of this Sublease shall create privity of estate or contract between Subtenant and Overlandlord. Should there be any conflict between the terms of this Sublease as specifically set forth herein and the terms of the Overlease which are incorporated herein by reference, the terms specifically set forth in this Sublease shall control as between Landlord and Subtenant.

(c) The following provisions of the Overlease shall not be incorporated herein by reference and are expressly excluded from the terms of this Sublease: all of Exhibit 1 except for “Permitted Use”; Article 2; Article 3; Article 4; the last sentence of Section 5.3; Sections 6(a), (c) and (d); Section 7(f); Section 8.1(a); the last sentence of Section 8.2; Section 8.4(b); Article 9 except for the defined terms “Taxes” and “Operating Costs”; Section 12(b); Section 12(d)

(except for the first sentence); the second sentence of Section 15.1(c); the second sentence of Section 16(a); the last sentence of Section 16(c); Sections 16(d), (h) and (i); the first sentence of Section 17.7(b); Article 18; Article 20; Section 21.4(b); the last sentence of Section 23(a); the first paragraph of Article 27; Section 29.3; Section 29.5; Article 30; Exhibit 2; Exhibit 2-1; Exhibit 3; Exhibit 5; Exhibit 7; Rider to Lease; and the First Amendment. The reference in this Sublease to any particular section or article of the Overlease shall not in any way be deemed or construed to derogate from the general incorporation by reference of the entire Overlease (except as aforesaid) into this Sublease.

4. RENT.

(a) Subtenant shall pay to Landlord annual fixed rent (the “Yearly Rent”) as follows:

Period	Yearly Rent	Monthly Installment	Per Rentable Square Foot
From the Commencement Date through the Expiration Date:	$493,603.00	$41,133.58	$23.00

payable in advance in equal monthly installments, pro-rated on a per diem basis in the case of any partial months during the Term. Except as otherwise set forth herein, each monthly installment shall be payable on or before the first day of the calendar month for which such payment is made, without notice or demand and without abatement, set-off or deduction except as expressly provided in this Sublease. Notwithstanding the foregoing, provided Subtenant is not in default hereunder, Landlord waives payment of Yearly Rent for the period commencing on the Commencement Date and expiring on the later of (i) October 31, 2007, or (ii) thirty (30) days after the Commencement Date. Subtenant shall, on the Commencement Date, pay to Landlord the sum of $41,133.58, to be applied to the first monthly installment of Yearly Rent due hereunder.

(b) In addition to the Yearly Rent and any other sums which Subtenant may be obligated to pay pursuant to any other provision of this Sublease, Subtenant agrees to pay to Landlord as additional rent hereunder (or directly to the utility company, if applicable), commencing on the Commencement Date and otherwise as and when such sums are due and payable as provided herein: (i) 57.4% (“Subtenant’s Building Share”) of the Operating Costs and Taxes as set forth in Article 9 of the Overlease, (ii) all Utility Charges (as hereinafter defined) and (iii) all Subtenant Surcharges (as hereinafter defined).

(c) Commencing on the Commencement Date, Subtenant shall pay directly to the applicable utility company the costs of electrical service consumed in the second floor of the Building as measured by a separate meter therefor. Subtenant shall contract for and pay directly to the applicable utility company, the costs of telecommunications service to the Subleased

Premises. Commencing on the Commencement Date, Subtenant shall pay to Landlord 50% (“Subtenant’s Utility Share”) of (i) the costs of electricity for the rooftop units, (ii) the costs of natural gas for building heating and the emergency generator and (iii) the costs of water and sewer for general building uses and the sprinkler system. The costs payable by Subtenant pursuant to this Section 4(c) are referred to as “Utility Charges”.

(d) As used herein, the term “Subtenant Surcharges” shall mean any and all amounts other than Operating Costs, Taxes and Utility Charges which become due and payable by Landlord to the Overlandlord under the Overlease whether as “additional rent” or for any extra services or otherwise, which would not have become due and payable but for the acts and/or failures to act of Subtenant under this Sublease or which are otherwise attributable to the Subleased Premises, including, but not limited to: (i) any increases in the Overlandlord’s fire, rent or other insurance premiums resulting from any act or omission of Subtenant, (ii) any additional rent under the Overlease payable by Landlord on account of Subtenant’s use or maintenance of heating, ventilation or air conditioning, and (iii) any additional rent under the Overlease payable by Landlord on account of any other additional service as may be provided to the Subleased Premises under the Overlease or with the consent of the Overlandlord.

(e) Subtenant’s payments of Operating Costs and Taxes shall be due on the dates on which Landlord’s payments of the same are due to Overlandlord under the provisions of the Overlease and shall be pro-rated for any partial month or year. Subtenant shall pay the other additional rents set forth in subsections (b), (c) and (d) of this Section 4 within fifteen (15) days after the presentation of statements therefor by Landlord to Subtenant together with a copy of the related bill and supporting documentation received by Landlord. Notwithstanding the foregoing, (i) if the Overlease provides that a payment of additional rent is payable by Landlord to the Overlandlord within a shorter period of time, Subtenant shall pay the additional rent provided for in this Section 4 relating to such payment of additional rent by Landlord no later than the business day next preceding the date that Landlord shall be so required to pay, but in no event sooner than ten (10) days after presentation of a statement therefor by Landlord as aforesaid, and (ii) if the Overlease provides that a payment of additional rent thereunder for which Subtenant is liable to Landlord under this Section 4 is payable by Landlord to the Overlandlord on demand, then Subtenant shall pay any additional rent provided for in this Section 4 relating to such payment of additional rent under the Overlease upon the demand of Landlord accompanied by a statement of the amount due as aforesaid. Subtenant shall pay Overlandlord on the applicable due dates under the Overlease for any additional services requested by Subtenant which are billed by Overlandlord directly to Subtenant rather than Landlord, and Subtenant shall provide a copy of such bill and payment to Landlord. Any failure or delay by Landlord in billing any sum set forth in this Section 4 shall not constitute a waiver of Subtenant’s obligation to pay the same in accordance with the terms of this Sublease.

(f) Landlord shall promptly furnish to Subtenant a copy of each notice or statement from the Overlandlord or utility company affecting the Subleased Premises with respect to

Subtenant’s obligations hereunder including, without limitation, the Operating Budget prepared by Overlandlord. Landlord shall use reasonable efforts to consult with Subtenant regarding any disputed items of the Operating Budget before approving or disapproving such Operating Budget in accordance with the terms of the Overlease. If Landlord disputes the correctness of any such notice or statement and if such dispute is resolved in Landlord’s favor, or if Landlord shall receive any refund of additional rent with or without a dispute, Landlord shall promptly pay to Subtenant any refund (after deducting from the amount of any such refund an equitable portion of all expenses, including court costs and reasonable attorneys’ fees, incurred by Landlord in resolving any such dispute) received by Landlord in respect (but only to the extent) of any related payments of additional rent made by Subtenant less any amounts theretofore received by Subtenant directly from the Overlandlord and relating to such refund; provided, however, that, if Landlord is required under the terms of the Overlease to pay such amounts pending the determination of any such dispute (by agreement or otherwise), Subtenant shall pay the full amount of the Yearly Rent, Operating Costs, Taxes, Utility Charges and Subtenant Surcharges in accordance with this Sublease and the applicable Overlandlord’s or utility company’s statement or notice, subject to Subtenant’s rights hereunder to receive Subtenant’s share of any refund subsequently received by Landlord.

(g) To the extent then accrued but not satisfied, Subtenant’s obligation to pay the Yearly Rent, Operating Costs, Taxes, Utility Charges, Subtenant Surcharges and all other sums payable under this Section 4 or otherwise under this Sublease shall survive the expiration or earlier termination of this Sublease, and any obligation of Landlord’s to refund any overpayments of additional rent or other amounts paid to it by Subtenant shall likewise survive the expiration or earlier termination of this Sublease.

(h) The Yearly Rent, Operating Costs, Taxes, Utility Charges, Subtenant Surcharges and any other amounts payable pursuant to this Sublease shall be paid by Subtenant to Landlord at the address first set forth above, or at such other place as Landlord may hereafter designate from time to time in writing, in lawful money of the United States of America, by, at Landlord’s option, a good unendorsed check, subject to collection, as and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement (except for any abatement expressly provided for herein) whatsoever. Any other amounts of additional rents and other charges herein reserved and payable shall be paid by Subtenant in the manner and to the persons set forth in the statement from Landlord describing the amounts due. All Operating Costs, Taxes, Utility Charges, Subtenant Surcharges and all other costs, charges and expenses which Subtenant assumes, agrees or is obligated to pay to Landlord pursuant to this Sublease shall be “additional rent” and in the event of nonpayment thereof Landlord shall have all the rights and remedies with respect thereto as are herein provided for in case of nonpayment of the Yearly Rent reserved hereunder.

5. SECURITY DEPOSIT. Subtenant agrees that a security deposit in an amount equal to $41,133.58 will be paid upon execution and delivery of this Sublease, and that Landlord shall hold the same throughout the Term as security for the performance by Subtenant of all obligations on the part of Subtenant hereunder. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord’s damages arising from, or to cure, any default of Subtenant (after the giving of notice and an opportunity to cure, if applicable). If Landlord shall so apply any or all of such deposit, Subtenant shall immediately deposit with Landlord the amount so applied to be held as security hereunder. At the expiration of the Term of this Sublease and surrender of possession of the Subleased Premises by Subtenant to Landlord, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section (or reasonably retained by Landlord as security for any then outstanding debt or obligation under this Sublease with respect to which a notice or grace period may not have passed). While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord assigns or transfers Landlord’s interest under this Sublease, the deposit, or any part thereof not previously applied, shall be turned over by Landlord to Landlord’s grantee, and, if so turned over, Subtenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 5 and the return thereof in accordance herewith.

6. USE OF SUBLEASED PREMISES. Subtenant shall use the Subleased Premises solely for office and research and development purposes and for no other purposes, but in no event contrary to the uses permitted by the Overlease.

7. CONDITION OF SUBLEASED PREMISES.

(a) Subtenant represents and warrants that it has made a thorough examination of the Subleased Premises and it is familiar with the condition thereof. Subtenant acknowledges that it enters into this Sublease without any representation or warranties by Landlord or anyone acting or purporting to act on behalf of Landlord, as to present or future condition of the Subleased Premises or the appurtenances thereto or any improvements therein or of the Building, except as otherwise expressly set forth herein. It is further agreed that, subject to Landlord’s obligations hereunder, Subtenant does and will accept the Subleased Premises in their “as is” condition on the date hereof (as affected by reasonable wear and tear after the date hereof) and Landlord has no obligation to perform any work therein, or contribute to the cost of any work, except as otherwise expressly provided herein. Prior to the Commencement Date, Landlord shall decommission the Subleased Premises in accordance with all applicable federal, state and local laws and regulations at Landlord’s expense.

(b) As of the Commencement Date, Landlord hereby transfers and conveys to Subtenant all of its right, title and interest in and to, and Subtenant shall accept from Landlord, at no additional charge, in “as is” condition, free of liens and security interests, but otherwise without representation or warranty, all of Landlord’s furniture and equipment located in the

Subleased Premises. At Subtenant’s request delivered not later than fifteen (15) days after the Commencement Date, the parties shall develop an inventory of the property to be transferred to Subtenant hereunder and Landlord shall deliver a commercially reasonable bill of sale to Subtenant by which such property shall be transferred to Subtenant in its then “as is” condition, free of liens and security interests, but otherwise without representation or warranty by Landlord.

(c) Notwithstanding anything to the contrary contained herein or in the Overlease, Subtenant shall maintain and repair during the Term, at Subtenant’s sole cost and expense, all systems and equipment including, without limitation, the PH neutralization system and the pure water system, serving only the laboratory areas of the Building. Landlord covenants and agrees that the PH neutralization system and the pure water system serving only the laboratory areas will be in good working order and condition on the Commencement Date.

8. ALTERATIONS. Subtenant shall not make any changes, alterations, additions or improvements (collectively “Alterations”) to the Subleased Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed, and, if required by the Overlease, the written consent of Overlandlord. Landlord shall, at no cost or expense to Landlord, take all reasonable measures to obtain Overlandlord’s consent to any Alterations that require the consent of Overlandlord under the Overlease (including the Initial Alterations as hereinafter defined). If Overlandlord does not require Subtenant or Landlord to remove any such Alterations made by Subtenant upon the expiration or earlier termination of the term of the Overlease, then Subtenant shall not be obligated to remove such Alterations upon the expiration or earlier termination of the Term hereof. Landlord acknowledges that Subtenant has no obligation to remove any improvements or alterations existing in the Subleased Premises as of the Commencement Date.

Subject to the terms and conditions of the Overlease and the terms of this Sublease, Subtenant shall have the right to perform the initial work in and to the Subleased Premises set forth in Exhibit D attached hereto (the “Initial Work”). Such Initial Work shall be performed in a good and workmanlike manner and at Subtenant’s sole cost and expense, and shall comply with all requirements of the Overlease and this Sublease and all requirements all federal, state and local laws, rules, regulations, and ordinances.

9. FAILURE OF LANDLORD TO PERFORM OBLIGATIONS. Except as otherwise specifically provided herein, Subtenant is to have the benefit of the covenants and undertakings of Overlandlord as landlord under the Overlease to the extent the same as applicable to the Subleased Premises during the Term hereof. Subtenant acknowledges and agrees that Landlord shall have no obligation to provide any services or repairs to the Subleased Premises or to perform the terms, covenants, conditions or obligations contained in the Overlease on the part of Overlandlord to be performed. Subtenant agrees to look solely to Overlandlord for the furnishing of such services and repairs and the performance of such terms, covenants, conditions or obligations. In the event that Overlandlord shall fail to furnish such services or to perform any of the terms, covenants, conditions or obligations contained in the Overlease on its part to be performed, Landlord shall be under no obligation or liability whatsoever to Subtenant for such failure. In any event, Subtenant shall not be allowed any abatement or diminution of rent under this Sublease because of Overlandlord’s failure to perform any of its obligations under the Overlease except to the extent that a corresponding abatement or diminution is received by Landlord. Landlord agrees, however, that in the event that Overlandlord shall fail to provide the services or perform the obligations to be provided or performed by it pursuant to the terms of the Overlease, Landlord shall, upon written notice from Subtenant, make demand upon Overlandlord pursuant to the terms of the Overlease and shall take all reasonable measures to enforce Overlandlord’s obligations. The term “reasonable measures” shall not include legal action against Overlandlord for its failure to perform nor the exercise of Landlord’s rights under Sections 8.4(b) and/or 21.4(b) of the Overlease unless Subtenant agrees (a) to pay all costs and expenses (including, without limitation, attorneys’ fees, disbursements and court costs) in connection therewith, (b) to indemnify, defend and hold Landlord harmless from and against all losses, costs, expenses (including, without limitation, attorneys’ fees, disbursements and court costs), damages, claims and counterclaims in connection therewith and (c) to provide such additional security to Landlord as Landlord may reasonably require.

10. ACCESS. Landlord, Overlandlord, and agents of Landlord and Overlandlord may, at reasonable times and upon reasonable notice, enter to view the Subleased Premises, and make repairs and alterations as Landlord and/or Overlandlord should elect to do and may show the Subleased Premises to others, before the expiration of the Term.

11. INSURANCE. Commencing on the Commencement Date and throughout the Term, Subtenant shall carry all insurance as required in the Overlease, naming Landlord and Overlandlord as additional insureds. Landlord shall request that Overlandlord waive or reduce Subtenant’s obligation to carry at least $10,000,000 of umbrella liability insurance, but Landlord shall not be obligated to make any payment or concession in order to obtain any such waiver or reduction.

12. ASSIGNMENT AND SUBLETTING. Except as permitted by Sections 16(b) and (c) of the Overlease as incorporated herein, Subtenant shall not assign, mortgage, encumber or otherwise transfer (by operation of law or otherwise) this Sublease, nor sublet the Subleased Premises or any part thereof, or permit the Subleased Premises or any part thereof to be used or occupied by anyone without first obtaining the written consent of Landlord and Overlandlord in each instance, which consent of Landlord shall not be unreasonably withheld with respect to not more than one (1) sublease of not more than 5,000 rentable square feet of the Subleased Premises, and which otherwise may be withheld by Landlord for any reason whatsoever. With respect to any permitted subletting or assignment (other than as described in Sections 16(b) and (c)), Subtenant shall pay to Landlord, in the event of a sublease, fifty percent (50%) of the excess of any rents and other consideration received by Subtenant over the rents payable hereunder on a per square foot basis, or in the event of an assignment, all consideration received by Subtenant.

Notwithstanding the preceding paragraph, but subject to Overlandlord’s written consent if required pursuant to the Overlease, Subtenant may permit Y-Point BioAnalytical LLC and/or XTAL Biostructures, Inc. to occupy office space within the Subleased Premises and to share the use of the Subleased Premises with Subtenant for the uses permitted by this Sublease so long as such entity shall be affiliated or have a bona fide business relationship with Subtenant (other than as space occupant), the space occupied by such entity is not separately demised and the aggregate amount of space occupied by such entity or entities shall not exceed forty percent (40%) of the Subleased Premises, provided that no such shared use shall vest in either such entity any rights or interest in the Sublease or the Subleased Premises.

13. CASUALTY AND CONDEMNATION. Notwithstanding anything to the contrary contained in this Sublease or in the Overlease, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Subleased Premises, or be entitled to an abatement of Yearly Rent, additional rent or any other item of rental, by reason of a casualty or condemnation affecting the Subleased Premises unless Landlord is entitled to terminate the Overlease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Overlease. If Landlord is entitled to terminate the Overlease for all or any portion of the Subleased Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Subleased Premises by written notice to Landlord given at least five (5) business days prior to the date(s) Landlord is required to give notice to Overlandlord of such termination under the terms of the Overlease.

14. CONSENTS. In no event shall Landlord be liable for failure to give its consent or approval in any situation where consent or approval has been withheld or refused by Overlandlord, whether or not such withholding or refusal was proper. Notwithstanding the foregoing, upon Subtenant’s request, Landlord shall use reasonable measures (as defined in Section 9), at no cost or expense to Landlord, to obtain Overlandlord’s consent or approval whenever required by the Overlease (unless Landlord is entitled hereunder to withhold consent or approval even if Overlandlord shall have granted its consent or approval).

15. CONSENT OF OVERLANDLORD. Subtenant and Landlord hereby acknowledge and agree that this Sublease is subject to and conditioned upon Landlord obtaining the written consent of Overlandlord to this Sublease and to the space sharing arrangement set forth in Section 12 hereof (the “Consent”). Promptly following the execution and delivery of this Sublease by Landlord and Subtenant, Landlord shall submit this Sublease to Overlandlord. It is expressly understood and agreed that notwithstanding anything to the contrary contained herein, the Term shall not commence, nor shall Subtenant take possession of the Subleased Premises or any part thereof, until the Consent has been obtained. Subtenant hereby agrees that it shall cooperate in good faith with Landlord and shall comply with any reasonable requests made of Subtenant by Landlord or Overlandlord in the procurement of the Consent. Landlord shall make any payment to Overlandlord provided for by the Overlease in order to obtain the Consent, but shall not be required to make any other payments to obtain the Consent or the consent of Overlandlord to any provision hereof.

Subtenant shall make any payment to Overlandlord provided for by the Overlease to obtain Overlandlord’s consent to the Initial Alterations (if such consent is required by the Overlease). If the Consent shall not have been obtained within sixty (60) days after the date of this Sublease, either party may terminate this Sublease upon written notice, provided that the Consent shall not have been obtained prior to the giving of such termination notice, and upon such termination this Sublease shall be of no further force and effect and Landlord shall return to Subtenant promptly all sums theretofore paid by Subtenant hereunder.

16. DEFAULTS. Subtenant covenants and agrees that in the event that it shall default in the performance of any of the terms, covenants and conditions of this Sublease or of the Overlease (after the giving of notice and an opportunity to cure as may be specified in Section 21.7 or elsewhere in the Overlease, but subject to the last sentence hereof) Landlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law, including, without limitation, the remedy of summary proceeding, and also any and all of the rights and remedies specifically provided for in the Overlease, which are incorporated herein and made a part hereof, with the same force and effect as if herein specifically set forth in full, and that wherever in the Overlease rights and remedies are given to Overlandlord therein named, the same shall be deemed to refer to Landlord herein. If Overlandlord shall give any notice of failure or default under the Overlease arising out of any failure by Subtenant to perform any of its obligations hereunder, then Landlord shall furnish Subtenant with a copy thereof within three (3) business days after receipt thereof by Landlord. If the Overlease shall provide any grace or cure period for such failure or default, then the grace or cure period hereunder shall expire two (2) days prior to the date on which the grace or cure period under the Overlease shall expire.

17. NOTICE. Whenever, by the terms of this Sublease, any notice, demand, request, approval, consent or other communication (each of which shall be referred to as a “notice”) shall or may be given either to Landlord or to Subtenant, such notice shall be in writing and shall be sent by hand delivery, reputable overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other address or addresses as may from time to time hereafter be designated by Landlord or Subtenant, as the case may be, by like notice):

(a)	If intended for Landlord, to:

Panacos Pharmaceuticals, Inc.

134 Coolidge Avenue

Watertown, MA 02472

Attention: Peyton Marshall

and to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attention: William Whelan, Esq.

(b)	If intended for Subtenant, to:

Wolfe Laboratories Incorporated

313 Pleasant Street                                                 (Prior to the Commencement Date)

Watertown, MA 02472

Attention: David Myers

Wolfe Laboratories Incorporated

134 Coolidge Avenue                                             (After Commencement Date)

Watertown, MA 02472

Attention: David Myers

and to:

Sullivan & Worcester LLP

One Post Office Square

Boston, MA 02109

Attention: Paul C. Oakley, Esq.

All such notices shall be deemed to have been served on the date of actual receipt (in the case of hand delivery), or one (1) business day after such notice shall have been deposited with a reputable overnight courier, or three (3) business days after such notice shall have been deposited in the United States mails within the continental United States (in the case of mailing by registered or certified mail as aforesaid).

18. SURRENDER OF SUBLEASED PREMISES. Subtenant shall at the expiration or other termination of this Sublease remove all Subtenant’s property from the Subleased Premises (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed by Subtenant, either inside or outside the Subleased Premises) and deliver to Landlord all keys and locks security passes to the Subleased Premises, and deliver the Subleased Premises to Landlord in the condition required by the Overlease upon the expiration or termination of the term thereof (except that Subtenant shall have no obligation to remove any improvements or alterations existing in the Subleased Premises as of the Commencement Date), and decommissioned in accordance with all applicable federal, state and local laws and regulations. In the event of Subtenant’s failure to remove any of Subtenant’s property from the Subleased Premises, Landlord and Overlandlord are hereby authorized, without liability to Subtenant for loss or damage thereto, and at the sole risk of Subtenant, to remove and store any of the property at Subtenant’s expense, or to retain same under Landlord’s or Overlandlord’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. Without limiting the provisions of Section 22(c) of the Overlease as incorporated herein, Subtenant shall indemnify and hold Landlord harmless from and against all damages, costs and expenses suffered or incurred by Landlord on account of Subtenant’s holding over in the Subleased Premises.

19. BROKER. Subtenant represents and warrants to Landlord that Subtenant has not dealt, either directly or indirectly, with any broker in connection with this Sublease other than Grubb & Ellis and Richard, Barry, Joyce & Partners (collectively, the “Broker”) and Landlord shall be solely responsible for all fees of the Broker. Subtenant shall indemnify Landlord from and against any and all loss, costs and expenses, including reasonable attorney’s fees, incurred by Landlord, resulting from a breach of such representation and warranty. Landlord represents and warrants to Subtenant that Landlord has not dealt, either directly or indirectly, with any broker in connection with this Sublease other than the Broker, and Landlord shall indemnify Subtenant from and against any and all loss, costs and expenses, including reasonable attorney’s fees, incurred by Subtenant resulting from a breach of such representation and warranty or Landlord’s agreement to pay the fees of the Broker.

20. OPTION TO EXPAND.

(a) Provided that at the time of such exercise, (i) Subtenant is not in default hereunder and (ii) this Sublease is then in full force and effect, Subtenant shall have the right and option (the “Option”) to expand into a portion of the first (1st) floor of the Building identified on Exhibit C attached hereto (the “Expansion Space”) as of a date (the “Expansion Date”) upon which Landlord substantially completes the work necessary to separately demise the Expansion Space (the “Expansion Work”). Landlord shall use reasonable efforts, subject to force majeure and matters beyond Landlord’s reasonable control, to substantially complete the Expansion Work within sixty (60) days after receipt of written notice from Subtenant exercising the Option. Landlord shall consult reasonably with Subtenant with respect to the cost and performance of the Expansion Work, and Subtenant shall reimburse Landlord, as additional rent, for the out-of-pocket cost of the Expansion Work within fifteen (15) days of written demand therefor. Landlord and Subtenant agree that the Expansion Space consists of 3,859 rentable square feet of space. If Subtenant exercises the Option, then upon the Expansion Date (A) the Expansion Space shall be automatically incorporated into the Subleased Premises upon all of the terms and conditions of this Sublease, (B) the Yearly Rent shall be increased by the product of the rentable square footage of the Expansion Space multiplied by the per square foot Yearly Rent, (C) Subtenant’s Building Share and Subtenant’s Utility Share shall be modified to be 67.7% and (D) Subtenant shall thereafter pay to Landlord, as part of the Utility Charges, 24.2% of the cost of electricity for the first floor of the Building. Subject to completion of the Expansion Work, Subtenant shall accept the Expansion Space in “as is” condition, without representation or warranty, and Landlord shall have no obligation to perform any work therein, or to contribute to the cost of any work.

21. ADDITIONAL COVENANTS OF LANDLORD.

Landlord represents and covenants to Subtenant as follows:

A. Landlord has the right and lawful authority to enter into this Sublease (subject to Section 15) and perform Landlord’s obligations hereunder.

B. Exhibit A is a true, accurate and complete copy of the Overlease (excluding redacted terms and conditions not relevant to Subtenant) between Landlord and Overlandlord with respect to the Land and Building known as 134 Coolidge Avenue, Watertown, MA and the Overlease is the complete lease agreement between Landlord and Overlandlord with respect to the Subleased Premises.

C. As of the date of this Sublease, the Overlease is in full force and effect, and to the best of Landlord’s actual knowledge (i) Landlord has not received any notice of default under the Overlease, except for any defaults which Landlord has cured and Overland is no longer claiming to exist, and (ii) Landlord knows of no facts that exist which, with the passage of time and the giving of notice by Overlandlord (if required by the Overlease) would become a default by Landlord under the Overlease.

D. Provided that Subtenant is not in default (after the giving of notice and an opportunity to cure as may be required by this Sublease) under this Sublease, Landlord shall not amend or modify the Overlease if such amendment or modification would diminish the rights or increase the obligations of Subtenant under this Sublease, or would adversely affect Subtenant’s ability to use the Sublease Premises for the purposes specified in Section 6 hereof.

E. Provided Subtenant is not otherwise in default (after the giving of notice and an opportunity to cure as may be required by this Sublease) under this Sublease, Landlord agrees to pay when due all rents and other payments which become payable to Overlandlord under the Overlease and not to cause or permit any default under the Overlease; provided that the foregoing shall not prevent the reasonable exercise by Landlord of its rights under the Overlease including, without limitation, Sections 8.4(b) and 21.4(b) of the Overlease.

F. Except as may be permitted under the Overlease or otherwise on account of casualty or condemnation of the Premises or a default of Overlandlord, Landlord shall not exercise any right to terminate the Overlease or enter into any voluntary termination of the Overlease.

G. Landlord shall deliver to Subtenant promptly a copy of any notice given by Overlandlord to Landlord pertaining to this Sublease or the Subleased Premises.

H. If, under the Overlease, any right or remedy of Landlord or any duty or obligation of Overlandlord which affects this Sublease or the Subleased Premises is subject to or conditioned upon Landlord’s making any demand upon Overlandlord or giving any notice or request to Overlandlord, then if Subtenant shall so request, Landlord, at Subtenant’s expense, shall make such demand or give such notice or request (except with respect to any consent or approval which Landlord has withheld pursuant to this Sublease).

I. Landlord covenants that Subtenant may peaceably and quietly enjoy the Subleased Premises without disturbance by Landlord or any person claiming, by, through or under Landlord, subject to the terms and conditions of this Sublease and the Overlease.

J. Subject to the provision of Section 17.4 of the Overlease, Subtenant shall be permitted to install exterior signage on the Building reasonably comparable in terms of size and prominence to the existing signage of Landlord (and if the Subtenant is precluded by Overlandlord or by law from installing such amount of signage, then Subtenant and Landlord each shall have exterior signage in proportion to their respective shares of the rentable area of the Building.

K. To Landlord’s actual knowledge, as of the date of this Sublease, the common areas of the Building, the Land and the Subleased Premises are in material compliance with applicable laws, codes, and regulations (including those pertaining to handicapped accessibility and the environment). Landlord shall be responsible to correct, at its sole cost and expense, any violation of legal requirements existing in the Subleased Premises as of the date of this Sublease caused by Landlord upon receiving written notice thereof from a governmental authority having jurisdiction, subject to Landlord’s reasonable right to contest any such violation.

22. COUNTERPARTS, ETC. This Sublease may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Subtenant shall promptly provide Landlord with a copy of all notices received by Subtenant from Overlandlord and/or any party claiming under or through Subtenant with respect to this Sublease or the Subleased Premises. Subtenant represents and covenants to Landlord that Subtenant has the right and lawful authority to enter into this Sublease (subject to Section 15) and perform Subtenant’s obligations hereunder.

Signatures on next page.

IN WITNESS WHEREOF, Landlord and Subtenant herein have duly executed this instrument on the day and year first above written.

LANDLORD:	PANACOS PHARMACEUTICALS, INC.

	By:	/s/ Peyton J. Marshall
	Name:	Peyton J. Marshall
	Title:	Executive Vice President and CFO

SUBTENANT:	WOLFE LABORATORIES, INCORPORATED

	By:	/s/ David Myers
	Name:	David Myers
	Title:	Chief Operating Officer

EXHIBIT A

OVERLEASE

(see attached)

EXHIBIT B

SUBLEASED PREMISES

(see attached floor plan)

EXHIBIT C

EXPANSION SPACE

(see attached floor plan)

EXHIBIT D

INITIAL WORK

(see attached)

236
W
Alf

Summary of Initial Work

- Remove installed lab benches and bench tops along east wall.
- Store benches and tops in loading dock area.
- Install kitchen cabinets and countertops along east wall.

Exhibit D

Initial Work by Wolfe Laboratories, Inc.
134 Coolidge Avenue, Second Floor

June 15, 2007